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                                                                    EXHIBIT 4.2


                           REDEEMABLE COMMON STOCK
                               PURCHASE WARRANT


NUMBER                                                              WARRANTS

                         PROFESSIONAL TRANSPORTATION
                               GROUP LTD., INC.


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                    VOID (UNLESS EXTENDED) AFTER 5:00 P.M.              SEE REVERSE FOR CERTAIN DEFINITIONS
                    NEW YORK CITY TIME, ON __________,2002.                        CUSPID 742963 11 9



THIS CERTIFIES THAT, FOR VALUE RECEIVED

or registered assigns (the "Warrant Holder"), is entitled to purchase from PROFESSIONAL TRANSPORTATION GROUP, LTD., a Georgia corporation (the "Company"), subject to the terms and conditions hereof and of the Warrant Agreement mentioned below, at any time from _____, 1998 until on or before 5:00 p.m. New York City time, on ______, 2002 or on such later date as the Company may determine
(the "Expiration Date"), the number of fully paid and nonassessable shares of the Company's Common Stock, no par value (the "Shares)
stated above by surrendering this Warrant Certificate with the Subscription Form on the back thereof duly executed at the office of
Reliance Trust Company or at such other office or agency as the Company may from time to time designate (the "Warrant Agent"), and by paying in full, to the Company in lawful money of the United States, $6.90 for each Share as to which this Warrant Certificate is exercisable (the "Warrant Exercise Price").

    This Warrant may be redeemed at the option of the Company at any time after 5:00 p.m. New York City time, on _____, 1996, if the average closing bid price for the Common Stock equals or exceeds $10.50 per share for a period of twenty (20) consecutive business days ending on the third day prior to the date of redemption at a redemption price of $0.125 per Warrant.  The Company shall send to the Warrant Holders whose securities are being redeemed written notice of redemption by first class mail not less than thirty (30) days prior to the date fixed for redemption.

    In case the Warrant Holders shall exercise this Warrant with respect to less than all of the Shares that may be purchased hereunder, a new Warrant Certificate for the balance shall be countersigned and delivered to or upon the order of the Warrant
Holder.

    This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of _____,1997 between the Company and the Warrant Agent (the "Warrant Agreement") and is subject to the terms and provisions contained therein, to all of which terms and positions the holder of this Warrant Certificate consents by acceptance hereof.  In the event of certain contingencies provided for in the Warrant Agreement, the number of Shares subject to purchase price per Share thereof are  subject to adjustment.  Copies of the Warrant Agreement are on, file at the principal corporate office of the Warrant Agent.

    THIS WARRANT SHALL BE VOID AND OF NO EFFECT (UNLESS EXTENDED) AFTER 5:00 P.M. NEW YORK CITY TIME, ON ______, 2002.
    WITNESS, the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:                                                                                 PROFESSIONAL TRANSPORTATION GROUP LTD. INC.

COUNTERSIGNED:
                RELIANCE TRUST COMPANY
                        (ATLANTA, GA)  AS WARRANT AGENT        CORPORATE SEAL
                                                                  1990
By:                                                              GEORGIA         By:                         By:
                                                                                     /s/ Linda K. Roberts      /s/ Dennis A. Bakal
                                                                                           SECRETARY                  PRESIDENT
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AMERICAN BANK NOTE COMPANY     MAY 12, 1997 FM
3504 ATLANTIC AVENUE
SUITE 12
LONG BEACH, CA 90607         050438FC-W
(562) 989-2333
(FAX) (562) 426-7450   METRO   PROOF____REV 2
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                     STATEMENT OF OTHER TERMS OF WARRANT

   1. The Warrant represented by this Warrant Certificate (the "Warrant") shall expire at and shall not be exercisable after, 5:00 P.M., New York City time, on ___________________, 2002 or on such later date determined by the Company.

   2. Notwithstanding that the number of Shares purchasable upon the exercise of a Warrant may have been adjusted pursuant to the terms of the Warrant Agreement, the Company shall nonetheless not be required to issue fractions of Shares upon exercise of a Warrant or to distribute Share Certificates that evidence fractional shares. In lieu of fractional shares, there shall be returned to the exercising registered holder of a Warrant upon such exercise an amount in cash, in United States dollars, equal to the amount in excess of that required to purchase the largest number of full Shares.

   3. If any Shares issuable upon the exercise of this Warrant require registration or approval of any governmental authority, including, without limitation, the filing of necessary registration statements or amendments or supplements thereto under the Securities Act of 1933, as amended, or the taking of any action under the laws of the United States of America or any political subdivision thereof before such Shares may be validly issued, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval or to take such other action, as the case may be: PROVIDED, HOWEVER, there is no assurance such registration or approval can be obtained, and in no event shall such Shares be issued and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which it is endeavoring to obtain such registration or approval or to take such other action.

   4. This Warrant Certificate may be exchanged and is transferable at the principal office of the Warrant Agent by the registered holder hereof or by his duly authorized representative or attorney, upon surrender of this Warrant Certificate duly endorsed or accompanied (if so required by the Company or the Warrant Agent) by a written instrument, or instruments, of transfer satisfactory to the Company or the Warrant Agent. If the right to purchase less than all of the Shares covered hereby shall be so transferred, the registered holder hereof shall be entitled to receive a new Warrant Certificate or Warrant Certificates covering in the aggregate the remaining whole number of Shares.

   5. No Warrant Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon any Warrant Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting shareholders (except as provided in the Warrant Agreement), receive dividends or subscription rights, or otherwise, until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been delivered as provided in the Warrant Agreement.

   6. The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate
(notwithstanding any notations of ownership or writing hereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

   7. This Warrant shall be binding upon any successors or assigns of the Company.

                              SUBSCRIPTION FORM

            (To Be Executed By The Warrant Holder If He Desires To
                  Exercise The Warrant In Whole Or In Part)

To: PROFESSIONAL TRANSPORTATION GROUP LTD., INC.

    The undersigned ___________________________________________________________
hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _____________ Shares provided for therein and lenders payment herewith to the order of PROFESSIONAL TRANSPORTATION GROUP LTD., INC., in the amount of
                           $______________________.

The undersigned requests that certificates for such Shares be issued as follows:

Name:__________________________________________________________________________

Address: ______________________________________________________________________

_______________________________________________________________________________

Sec. Sec. No. or Other I.D. No., if any: ______________________________________

Deliver: ______________________________________________________________________

Address: ______________________________________________________________________

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificates for the balance remaining of the Shares purchasable under the Warrant Certificate be registered in the name of, and delivered to, the undersigned at the address stated above.


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Date: ___________________________                       Signature _______________________________________
                                                        Note: The signature of this Subscription must correspond
                                                        with the name as written upon the face of this Warrant
                                                        Certificate in every particular, without alteration or
                                                        enlargement or any change whatsoever.

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                                  ASSIGNMENT
                     (To Be Signed Only Upon Assignment)
 For Value Received, the undersigned hereby sells, assigns and transfers onto

_______________________________________________________________________________

______________________________________________________________________ Warrants

evidenced by the within Warrant Certificate and appoints

_______________________________________________________________________________

to transfer said Warrant Certificate and Warrants on the books of PROFESSIONAL TRANSPORTATION GROUP LTD., INC., with the full power of substitution in the premises.


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Date: _______________                                   ___________________________________________________
                                                        (Signature must conform in all respects to the name
In the presence of:                                     of Warrant Holder specified on the face of this
                                                        Warrant Certificate, without alteration,
                                                        enlargement or any change whatsoever, and the
                                                        signature must be guaranteed in the usual manner).

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